                                                               EXHIBIT 99.1


                          MADISON SQUARE GARDEN, L.P.

                             FINANCIAL STATEMENTS
                       TOGETHER WITH AUDITORS' REPORT

                      As of December 31, 1996 and 1995
                  and for the Year Ended December 31, 1996
                   and for the Periods from March 10, 1995
                       through December 31, 1995 and
                  from April 3, 1994 through March 9, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Partners of Madison Square Garden, L.P.:

    We have audited the accompanying Statements of Financial Position of Madison Square Garden, L.P. as of December 31, 1996 and 1995, and the related Statements of Operations, Changes in Members' Equity and Cash Flows for the year ended December 31, 1996 and the period from March 10, 1995 through December 31, 1995. We have also audited the accompanying Statements of Operations and Cash Flows of Madison Square Garden Corporation for the period from April 3, 1994 through March 9, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison Square Garden, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from March 10, 1995 through December 31, 1995, and the results of operations and cash flows of Madison Square Garden Corporation for the period from April 3, 1994 through March 9, 1995, all in conformity with generally accepted accounting principles.


                              ARTHUR ANDERSEN LLP



NEW YORK, NEW YORK
January 21, 1997 (except with respect to the matter discussed in Note I, as to which the date is June 17, 1997)

                           Madison Square Garden, L.P.

                        STATEMENTS OF FINANCIAL POSITION

                            (Dollars in thousands)

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1995
                                                                                        ------------  ------------
                                           Assets
Cash..................................................................................  $        708  $     11,799
Trade receivables, net of allowance for doubtful accounts of $3,337 and $4,914........        53,039        38,019
Prepaid expenses......................................................................         8,405         8,168
Other current assets..................................................................         7,047         4,504
                                                                                        ------------  ------------
     Total current assets.............................................................        69,199        62,490
Property and equipment, net...........................................................       177,305       199,638
Intangible assets, net................................................................       978,241     1,011,599
Other assets..........................................................................        21,414         9,351
                                                                                        ------------  ------------
     Total assets.....................................................................  $  1,246,159  $  1,283,078
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                 Liabilities and Members' Equity
Trade accounts payable................................................................  $      9,398  $     22,798
Accrued expenses......................................................................        78,866        73,021
Deferred revenue......................................................................        61,749        59,449
                                                                                        ------------  ------------
     Total current liabilities........................................................       150,013       155,268
Long term debt........................................................................       228,000       263,000
Deferred compensation.................................................................         6,987         9,463
Accrued sports rights.................................................................        88,223       112,923
Other liabilities.....................................................................        45,351        28,202
                                                                                        ------------  ------------
     Total liabilities................................................................       518,574       568,856

                                        Members' Equity
Members' contribution.................................................................       720,000       720,000
Accumulated earnings (losses).........................................................         7,585        (5,778)
                                                                                        ------------  ------------
Total members' equity.................................................................       727,585       714,222
                                                                                        ------------  ------------
Total liabilities and members' equity.................................................  $  1,246,159  $  1,283,078
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The accompanying notes to financial statements are an integral part of these statements.

                            Madison Square Garden, L.P.

                             STATEMENTS OF OPERATIONS

                              (Dollars in thousands)


                                                                              PERIOD FROM   (PREDECESSOR BASIS OF
                                                                            MARCH 10, 1995  ACCOUNTING) NOTE A
                                                                                            ---------------------
                                                                YEAR ENDED         TO            PERIOD FROM
                                                               DECEMBER 31,   DECEMBER 31,      APRIL 3, 1994
                                                                   1996           1995        TO MARCH 9, 1995
                                                               ------------  --------------  -------------------
Revenues.....................................................   $  423,731     $  295,684        $   325,833
Expenses
  Operating expenses.........................................      317,178        221,539            302,881
  General and administrative expenses........................       16,246         12,005             13,907
                                                               ------------  --------------       ----------
Operating income before depreciation and amortization........       90,307         62,140              9,045
Depreciation and amortization................................       60,860         51,131             15,347
                                                               ------------  --------------       ----------
Operating income.............................................       29,447         11,009             (6,302)
Interest expense, net........................................       17,850         16,787                 15
Intercompany interest expense................................           --             --             30,124
Intercompany administration fee..............................           --             --              3,430
Gain on sales of businesses..................................       (1,766)            --                 --
                                                               ------------  --------------       ----------
Net income (loss)............................................   $   13,363     $   (5,778)           (39,871)
                                                               ------------  --------------      ------------
                                                               ------------  --------------      ------------
Accumulated Deficit, Beginning of Period.....................                                       (332,508)
                                                                                                 ------------
Accumulated Deficit, End of Period...........................                                    $  (372,379)
                                                                                                 ------------
                                                                                                 ------------

 The accompanying notes to financial statements are an integral part of these statements.

                         Madison Square Garden, L.P.

                  STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                           (Dollars in thousands)

                                                                                          CABLEVISION
                                                                                 ITT        SYSTEMS
                                                                             CORPORATION  CORPORATION    TOTAL
                                                                             -----------  -----------  ----------
Members' Initial Contribution, March 10, 1995..............................   $ 610,000    $ 110,000   $  720,000
Net Loss...................................................................      (2,889)      (2,889)      (5,778)
                                                                             -----------  -----------  ----------
Members' Equity as of December 31, 1995....................................   $ 607,111    $ 107,111   $  714,222
Change in Partnership Interests............................................     (81,250)      81,250           --
Net Income.................................................................       6,682        6,681       13,363
                                                                             -----------  -----------  ----------
Members' Equity as of December 31, 1996....................................   $ 532,543    $ 195,042   $  727,585
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

    The accompanying notes to financial statements are an integral part of these statements.

                         Madison Square Garden, L.P.

                           STATEMENTS OF CASH FLOWS

                            (Dollars in thousands)

                                                                                             (PREDECESSOR BASIS OF
                                                                              PERIOD FROM      ACCOUNTING) NOTE A
                                                                             MARCH 10, 1995       PERIOD FROM
                                                                YEAR ENDED         TO            APRIL 3, 1994
                                                               DECEMBER 31,   DECEMBER 31,             TO
                                                                   1996           1995           MARCH 9, 1995
                                                               ------------  --------------  ---------------------
Operating Activities
 Net income (loss)...........................................   $   13,363    $     (5,778)      $   (39,871)
 Adjustments to reconcile net income (loss) to net
  cash provided from operations:
   Depreciation and amortization.............................       60,860          51,131            15,347
   Gain on sales of businesses...............................       (1,766)             --                --
   (Increase)/decrease in trade receivables..................      (16,127)         14,847               146
   (Increase)/decrease in other assets.......................      (13,368)            147               722
   Increase in trade accounts payable and accrued
    expenses and other liabilities...........................        1,855          15,992            15,803
   Increase/(decrease) in deferred revenue...................        4,417          15,261            (2,123)
   Decrease in deferred compensation.........................       (2,476)         (5,884)           (2,870)
   (Decrease)/increase in accrued sports rights..............      (24,700)        (23,112)           43,699
   Decrease in other assets and other liabilities,
    net......................................................           --              --            (3,250)
                                                                ----------    ------------       -----------
      Net cash provided from operations......................       22,058          62,604            27,603
                                                                ----------    ------------       -----------
Investing Activities
 Capital expenditures........................................       (5,747)        (11,899)           (7,795)
 Proceeds from sales of businesses...........................       21,168              --                --
 Acquisition costs, net of cash acquired.....................       (9,801)     (1,021,906)               --
 Other.......................................................       (3,769)             --                --
                                                                ----------    ------------       -----------
      Net cash provided from (used for)
       investing activities..................................        1,851      (1,033,805)           (7,795)
                                                                ----------    ------------       -----------
Financing Activities
 Borrowing from banks........................................           --         318,000                --
 Principal repayments, net...................................      (35,000)        (55,000)               --
 Members' contribution.......................................           --         720,000                --
 Forgiveness of payable to affiliate.........................           --              --          (468,045)
 Contributed capital from affiliate..........................           --              --           468,045
 Intercompany transfers to affiliate.........................           --              --          (367,674)
 Intercompany transfers from affiliate.......................           --              --           347,943
                                                                ----------    ------------       -----------
      Net cash (used for) provided from
       financing activities..................................      (35,000)        983,000           (19,731)
                                                                ----------    ------------       -----------
(Decrease)/increase in cash..................................      (11,091)         11,799                77
Cash at beginning of period..................................       11,799              --             3,308
                                                                ----------    ------------       -----------
Cash at end of period........................................   $      708    $     11,799       $     3,385
                                                                ----------    ------------       -----------
                                                                ----------    ------------       -----------

  The accompanying notes to financial statements are an integral part of these statements.

                         MADISON SQUARE GARDEN, L.P.

                        NOTES TO FINANCIAL STATEMENTS

              (DOLLARS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

Note A--The Partnership

    FORMATION AND OWNERSHIP STRUCTURE

    On March 10, 1995 (the "Acquisition Date"), MSG Holdings, L.P. ("Holdings"), a partnership among subsidiaries of Cablevision Systems Corporation ("Cablevision"), and ITT Corporation ("ITT") acquired the business and assets of Madison Square Garden Corporation from Viacom, Inc. in a transaction in which that corporation merged with and into Holdings. The name of Holdings was subsequently changed to Madison Square Garden, L.P. ("MSG" or the "Partnership").

    The Partnership funded the purchase price of the acquisition of approximately $1 billion through borrowings of approximately $290 million under a credit agreement with various lending institutions (see Note C) and equity contributions from the partners. As agreed by the partners, each has equal management control over MSG. The Partnership has allocated its net income/loss between the partners in the accompanying Statements of Changes in Members' Equity in accordance with the partnership agreement.

    The acquisition of Madison Square Garden Corporation by the Partnership was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired, including goodwill and certain player contracts, and the liabilities assumed based upon their estimated fair values. In February 1997, Cablevision made a cash payment to ITT of $168,750, which equalized their respective partnership interests.

    The following unaudited pro forma 1995 information for MSG has been prepared assuming the acquisition had taken place on January 1, 1995:

                                                          1995
                                                       ----------

    Operating revenues, net..........................  $  387,154
    Operating income.................................      21,179
    Net income (loss)................................  $      989


    The pro forma information does not purport to be indicative of the results that would actually have been obtained if the acquisition had occurred at the beginning of the period nor is it indicative of future results.

    The effects of the acquisition and related financings resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the Acquisition Date. The financial statements for the period from April 3, 1994 to March 9, 1995 represent those of Madison Square Garden Corporation, as a wholly-owned subsidiary of Viacom, Inc.

Note B--Significant Accounting Policies

    BASIS OF PRESENTATION

                          MADISON SQUARE GARDEN, L.P.

    MSG operates in one business segment, namely sports entertainment. MSG encompasses the operations of the Madison Square Garden entertainment complex which includes the main arena, a theater and various events within the complex. The New York Knickerbockers ("Knicks") Basketball Club, a member of the National Basketball Association ("NBA"), The New York Rangers ("Rangers") Hockey Club, a member of the National Hockey League ("NHL") and Madison Square Garden Network ("MSGN"), a regional sports network. SRO Motorsports ("SRO") and Miss Universe ("MU") were sold in March 1996 and November 1996, respectively.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    MSG derives its revenues primarily from the sale of advertising and event sponsorships, fees from cable system operators for carriage of MSGN, ticket sales, fees for licensing of the luxury suites, sale of food and merchandise, distributions of revenues from NBA and NHL contracts and rental of the complex for entertainment events.

    The Knicks and Rangers derive revenues principally from ticket sales and distributions of league wide revenue and are recognized as the games are played.

    MSGN charges a fee to cable system operators based on a contractual rate per subscriber and recognizes this revenue in the period that the service is provided. MSGN sells commercial spots to advertisers at various rates depending on time period, programs and commercial length and recognizes this revenue in the period the spots are aired.

    Event related revenues from the sale of tickets, sponsorships, food and merchandise and rental income are recognized as the underlying event occurs.

    Revenues from the sale of advertising in the form of signage and license fees from the rental of the arena's luxury suites are recognized ratably over the term of the respective agreements.

    INTANGIBLE ASSETS

    Intangible assets include goodwill and other intangibles arising from the acquisition of Madison Square Garden Corporation by the Partnership of approximately $912,300 and $897,500 as of December 31, 1996 and 1995, respectively. Goodwill is amortized, on a straight-line basis, over forty years. Intangible assets related to the value of certain player contracts existing on the Acquisition Date of $153,000 are amortized, on a straight-line basis, over an estimated useful life of six years. Accumulated amortization related to goodwill and certain player contracts totaled $87,064 and $38,830 as of December 31, 1996 and 1995, respectively. Amortization expense of intangibles totaled $48,234, $38,830 and $457 for the year ended December 31, 1996, for the period from the Acquisition Date to December 31, 1995 and for the period April 3, 1994 to March 9, 1995, respectively.

                          MADISON SQUARE GARDEN, L.P.

    Recoverability of goodwill and intangible assets is assessed regularly and impairments, if any, are recognized in operating results if a permanent dimunition in value were to occur based on an undiscounted cash flow analysis.

    PROPERTY AND EQUIPMENT

    Property and equipment owned as of March 9, 1995 are stated at their fair market value on the Acquisition Date and assets acquired subsequent to March 9, 1995 are stated at cost. Provision for depreciation on all assets is computed using the straight-line method over the estimated useful lives of the assets ranging from three years for certain equipment to fifty years for the arena. Leasehold improvements are amortized using the straight-line method over the term of the lease or the life of the improvement, whichever is shorter.

    BROADCAST RIGHTS

    MSG acquires the rights to various sporting events and programming for exhibition on MSGN. The costs incurred in acquiring the programs, to the extent they are estimated to be recovered from future revenues, are capitalized and amortized as the programs are available for broadcast.

    PLAYER CONTRACTS

    Costs incurred to acquire player contracts, including signing bonuses, are amortized over the contract period of the respective player.

Note C--Long Term Debt

    Long term debt consists of borrowings made pursuant to a credit agreement (the "Credit Agreement") between the Partnership and various lending institutions.

    Borrowings under the Credit Agreement as of December 31, consisted of:

                                                                                               1996        1995
                                                                                            ----------  ----------
Eurodollar loan due January 17, 1996 @ 6.5625% interest rate..............................  $       --  $  150,000
Eurodollar loan due March 15, 1996 @ 6.4375% interest rate................................          --     113,000
Eurodollar loan due January 02, 1997 @ 6.2500% interest rate..............................      37,000          --
Eurodollar loan due January 23, 1997 @ 6.3125% interest rate..............................       5,000          --
Eurodollar loan due February 20, 1997 @ 6.1250% interest rate.............................       5,000          --
Eurodollar loan due March 17, 1997 @ 6.1875% interest rate................................      88,000          --
Eurodollar loan due April 15, 1997 @ 6.2500% interest rate................................      93,000          --
                                                                                            ----------  ----------
    Total.................................................................................  $  228,000  $  263,000
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                          MADISON SQUARE GARDEN, L.P.

    The Credit Agreement allows the Partnership to borrow an amount not to exceed the unutilized commitment at either the base rate (the higher of one half percent above the federal funds rate or the prime rate) or LIBOR plus
 .625%. The Partnership may elect the term of the loan, from one to six months. Borrowings under the Credit Agreement are classified as long term debt in the accompanying Statements of Financial Position since the Partnership has the intent and ability to refinance the Eurodollar loans for periods exceeding one year pursuant to the Credit Agreement, which is noncancelable. The Partnership may prepay outstanding loans or reduce the unutilized commitment at any time. The Partnership is required to pay a fee based on the unutilized commitment. The unutilized commitment as of December 31, 1996 was $101,575. Maturity of any borrowings under the Credit Agreement may not exceed three years after the initial borrowing, or March 9, 1998. The carrying amount of the debt approximates its fair value. Interest expense for the Credit Agreement approximated $17,200 and $16,300 for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively and interest paid during these periods approximated
$17,500 and $13,900, respectively.

    The Credit Agreement contains certain covenants and restrictions including that the Partnership maintain certain financial ratios with which the Partnership has complied.

Note D--Commitments

    The Partnership has various agreements and commitments under a variety of contracts. Certain of these contracts provide for payments which are guaranteed. In addition, the Partnership has various long term noncancellable operating lease commitments for office space and practice facilities for its professional sports teams. Future cash payments required under these contracts and noncancellable operating lease commitments for office space and practice facilities as of December 31, 1996 are as follows:

             1997.....................................  $  68,000
             1998.....................................     51,395
             1999.....................................     47,545
             2000.....................................     32,872
             2001.....................................     30,994
             Thereafter...............................     67,387
                                                        ---------
             Total....................................  $ 298,193
                                                        ---------
                                                        ---------

    Rent expense, including rentals of certain equipment, totaled $4,505, $3,700 and $4,000 for the year ended December 31, 1996, for the period from the Acquisition Date to December 31, 1995 and for the period April 3, 1994 to March 9, 1995, respectively.

    As of December 31, 1996 the Partnership has obligations to make future payments for the rights to broadcast certain sporting events and other programming through the year 2000 of approximately $198,000. In a prior period, the Partnership recognized a loss and recorded a reserve on a contract, representing the difference between estimated aggregate revenues and expenses related to the contract. The remaining liability associated with this contract is recorded in accrued sports rights in the accompanying Statements of Financial Position.

                          MADISON SQUARE GARDEN, L.P.

    The Partnership is a defendant in various lawsuits. In the opinion of counsel these suits should not have a material adverse effect on the financial position and results of operations of the Partnership.

Note E--Pension and Other Postretirement Benefits Plans

    The Partnership sponsors several non-contributory pension plans covering the Partnership's non-union employees and certain union employees. Benefits payable to retirees under these plans are based upon years of service and participant's compensation and are funded through trusts established under the plans. The Partnership's funding policy is to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974. Plan assets consist primarily of shares in a balanced fund that invests primarily in common stocks, bonds, United States government securities and cash.

    Components of the Partnership's net periodic pension cost for defined benefit plans are as follows:

                                                                                                     (PREDECESSOR
                                                                                                       BASIS OF
                                                                                                      ACCOUNTING)
                                                                                   PERIOD FROM          NOTE A
                                                                   YEAR ENDED    MARCH 10, 1995       PERIOD FROM
                                                                  DECEMBER 31,   TO DECEMBER 31,     APRIL 3, 1994
                                                                      1996            1995         TO MARCH 9, 1995
                                                                  -------------  ---------------  -------------------
Service cost....................................................    $   1,296       $   1,010          $     148
Interest cost...................................................        1,485           1,111                161
Actual return on plan assets....................................       (1,461)         (1,117)              (107)
Net amortization and deferral...................................          244              --                102
                                                                       ------          ------              -----
Net periodic pension cost.......................................    $   1,564       $   1,004          $     304
                                                                       ------          ------              -----
                                                                       ------          ------              -----

    The funded status and the amounts recorded on the Partnership's balance sheet for its defined pension plans were as follows:

                                                                                                1996       1995
                                                                                              ---------  ---------
Plan assets at fair value...................................................................  $  15,153  $  13,740
Projected benefit obligation................................................................    (22,309)   (20,225)
                                                                                              ---------  ---------
Plan assets (less than) projected benefit obligation........................................     (7,156)    (6,485)
Unrecognized net loss.......................................................................        241        524
Unrecognized prior service cost.............................................................        113         --
                                                                                              ---------  ---------
(Accrued) pension liability.................................................................  $  (6,802) $  (5,961)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Accumulated benefit obligation..............................................................  $  16,246  $  14,559
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Vested benefit obligation...................................................................  $  14,466  $  12,948
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Assumptions used to determine pension costs and projected benefit obligation for all periods are as follows:

Discount rate.........................................................................        7.5%
Rate of return on plan assets.........................................................       10.0%
Rate of increase in future compensation levels........................................        5.0%

    In addition, the Partnership contributes to various multiemployer defined benefit pension plans. Pension expense recognized for these multiemployer plans for the year ended December 31, 1996, for the period from the Acquisition Date to December 31, 1995 and the period from April 3, 1994 to March 9, 1995 approximated $1,324, $967 and $1,879, respectively.

    The Partnership also sponsors a welfare plan which provides certain postretirement health care and life insurance benefits to certain non-union employees and their dependents who are eligible for early or normal retirement under the Partnership's retirement plan. The welfare plan is contributory and contains cost-sharing features such as deductibles and co-insurance payments. The Partnership funds these benefits as claims are paid.

    Components of the Partnership's costs for postretirement benefits are as follows:

                                                       1996       1995
                                                     ---------  ---------

    Service cost...................................  $     213  $     257
    Interest cost..................................        283        289
    Amortization of unrecognized prior
     service benefit...............................        (81)        --
                                                     ---------  ---------
    Periodic postretirement benefit cost...........  $     415  $     546
                                                     ---------  ---------
                                                     ---------  ---------

    Components of the liability recognized in the Partnership's balance sheet with respect to the Partnership sponsored welfare plans are as follows:

                                                         1996       1995
                                                       ---------  ---------

    Current retirees.................................  $     788  $   2,134
    Eligible active participants.....................        270        801
    Other active participants........................      1,053      2,329
                                                       ---------  ---------
    Accumulated postretirement benefit obligation....      2,111      5,264
    Unrecognized prior service benefit...............      3,411         --
    Unrecognized net gain............................        137        199
                                                       ---------  ---------
    Accrued postretirement benefit obligation........  $   5,659  $   5,463
                                                       ---------  ---------
                                                       ---------  ---------

    The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for 1996 and 1995. The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation was 7% for 1996, decreasing to an ultimate rate of 5% by the year 2004. If the health care cost trend assumptions were increased by 1% the accumulated postretirement benefit obligation as of December 31, 1996 would be increased by approximately 17%. The effect of this change on the estimated aggregate of service and interest cost for 1996 would be an increase of 19%.

    In 1996, the Partnership amended its postretirement health care programs, principally to reflect a change from a traditional reimbursement program to a managed care program. These amendments resulted in a reduction of the Partnership's accumulated postretirement benefit obligation, which created an unrecognized prior service benefit. The unrecognized prior service benefit is being amortized over approximately 17 years.

    In addition, the Partnership contributes to multiemployer plans which provide health and welfare benefits to active as well as retired employees. The Partnership incurred costs of $2,452 and $1,800 related to those plans for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively.

                          MADISON SQUARE GARDEN, L.P.

Note F--Transactions with Related Parties

    The Partnership charges Cablevision Systems Inc. ("CSI") a fee for carriage of the MSGN signal pursuant to a letter agreement dated June 20, 1995. The fee charged is similar to those charged other cable operators. Revenues from CSI totaled $24,517 and $18,330 for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively.

    The Partnership has an agreement with Rainbow Advertising Sales Corporation ("RASCO"), a subsidiary of Cablevision, appointing RASCO as its exclusive representative for advertising by national advertisers on MSGN. The agreement extends through September 30, 1998. RASCO generated advertising revenues, net of commissions, of $9,417 and $1,844 for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively.

Note G--Property and Equipment

    PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING:

                                                                           1996        1995
                                                                        ----------  ----------
Land..................................................................  $   20,000  $   20,000
Building..............................................................     104,815     103,883
Equipment.............................................................      63,365      76,090
Furniture and fixtures................................................       7,518       7,014
Leasehold improvements................................................       5,934       4,952
                                                                        ----------  ----------
Total.................................................................     201,632     211,939
Less accumulated depreciation.........................................      24,327      12,301
                                                                        ----------  ----------
Property and equipment, net...........................................  $  177,305  $  199,638
                                                                        ----------  ----------
                                                                        ----------  ----------

                          MADISON SQUARE GARDEN, L.P.

Note H--Income Taxes

    The predecessor company has filed federal, state and local income tax returns on a consolidated basis with Viacom. The predecessor company does not have a formal tax sharing agreement with Viacom, nor has the predecessor company received any benefits attributable to losses from the predecessor company's operations from Viacom. As a result, the predecessor company has not recorded an income tax benefit in the accompanying statements of operations.

    The Partnership is not subject to income taxes, therefore no tax provision has been made in the accompanying financial statements.

Note I--Subsequent Events

    On June 17, 1997, MSG redeemed a portion of ITT's stake in the Partnership for $500 million. Simultaneously, with the redemption, Cablevision contributed SportsChannel Associates ("SCNY") to the Partnership, with SCNY becoming a wholly-owned subsidiary of MSG. As a result of the aforementioned transactions, Cablevision's partnership interest increased to 89.8%, while ITT's partnership interest decreased to 10.2%. ITT has an option to require Cablevision to purchase its continuing 10.2 percent interest in the two years from June 17, 1997. Similarly, in three years, Cablevision has an option to purchase ITT's
10.2 percent interest should ITT choose not to exercise its option within that time frame.

    In conjunction with the June 17, 1997 transactions, MSG entered into a $850 million credit facility with various lending institutions. In addition to the financing of the $500 million redemption, proceeds from the credit facility were used to refinance debt outstanding under MSG's existing Credit Agreement.
The credit facility contains certain covenants and restrictions including that the Partnership maintain certain financial ratios. Such covenants and restrictions do not take effect until September 30, 1997.

                          MADISON SQUARE GARDEN L.P.

                         INTERIM FINANCIAL STATEMENTS

    As of June 30, 1997 and December 31, 1996, and for the six months ended
                           June 30, 1997 and 1996

                                 (Unaudited)

                          MADISON SQUARE GARDEN, L.P.

                       STATEMENTS OF FINANCIAL POSITION
                                  (Unaudited)
                          (in thousands of dollars)

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
Assets
  Cash...............................................................................  $      2,361   $      708
  Trade receivables, net of allowance for doubtful accounts of $4,011 and 3,337,
    respectively.....................................................................        65,193       53,039
  Prepaid expenses...................................................................        11,706        8,405
  Other current assets...............................................................        11,291        7,047
                                                                                       ------------  ------------
      Total current assets...........................................................        90,551       69,199
Property and equipment, net..........................................................       178,360      177,305
Intangible assets, net...............................................................     1,261,907      978,241
Other assets.........................................................................        46,881       21,414
                                                                                       ------------  ------------
      Total assets...................................................................  $  1,577,699   $1,246,159
                                                                                       ------------  ------------
                                                                                       ------------  ------------
Liabilities and Members' Equity
  Trade accounts payable.............................................................  $     11,301   $    9,398
  Accrued expenses...................................................................        86,796       78,866
  Deferred revenues..................................................................        30,536       61,749
                                                                                       ------------  ------------
      Total current liabilities......................................................       128,633      150,013
Long term debt.......................................................................       804,000      228,000
Deferred compensation................................................................        12,697        6,987
Accrued sports rights................................................................       100,942       88,223
Other liabilities....................................................................        40,708       45,351
                                                                                       ------------  ------------
      Total liabilities..............................................................     1,086,980      518,574
Members' Equity
  Members' contribution..............................................................       476,319      720,000
  Accumulated earnings (losses)......................................................        14,400        7,585
                                                                                       ------------  ------------
      Total members' equity..........................................................       490,719      727,585
                                                                                       ------------  ------------
        Total liabilities and members' equity........................................  $  1,577,699   $1,246,159
                                                                                       ------------  ------------
                                                                                       ------------  ------------

  The accompanying notes are an integral part of these financial statements.

                         MADISON SQUARE GARDEN, L.P.

                           STATEMENTS OF OPERATIONS
                                 (Unaudited)
                           (in thousands of dollars)

                                                                                           SIX MONTHS   SIX MONTHS
                                                                                              ENDED        ENDED
                                                                                            JUNE 30,     JUNE 30,
                                                                                              1997         1996
                                                                                           -----------  -----------
Revenues.................................................................................   $ 219,785    $ 219,678
Expenses.................................................................................
Operating expenses.......................................................................     161,294      168,405
General and administrative expenses......................................................       9,854        7,594
                                                                                           -----------  -----------
Operating income before depreciation and amortization....................................      48,637       43,679
Depreciation and amortization............................................................      31,613       32,165
                                                                                           -----------  -----------
Operating income.........................................................................      17,024       11,514
Interest expense, net....................................................................      10,209        9,454
                                                                                           -----------  -----------
Net income...............................................................................   $   6,815    $   2,060
                                                                                           -----------  -----------
                                                                                           -----------  -----------

  The accompanying notes are an integral part of these financial statements.

                          MADISON SQUARE GARDEN, L.P.

                   STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                                 (Unaudited)

                          (in thousands of dollars)

                                                                                          CABLEVISION
                                                                                 ITT        SYSTEMS
                                                                             CORPORATION  CORPORATION    TOTAL
                                                                             -----------  -----------  ----------
Members' Equity as of December 31, 1996....................................   $ 532,543    $ 195,042   $  727,585
Change in Partnership Interests............................................    (168,750)     168,750           --
Redemption of Partnership Interests........................................    (500,000)          --     (500,000)
Goodwill Resulting from Redemption of Partnership Interests................     172,488           --      172,488
Contribution of SportsChannel New York.....................................       8,551       75,280       83,831
Net Income.................................................................       5,222        1,593        6,815
                                                                             -----------  -----------  ----------
Members' Equity as of June 30, 1997........................................   $  50,054    $ 440,665   $  490,719
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                          MADISON SQUARE GARDEN, L.P.

                           STATEMENTS OF CASH FLOWS

                                 (Unaudited)

                          (in thousands of dollars)

                                                                               SIX MONTHS ENDED  SIX MONTHS ENDED
                                                                                JUNE 30, 1997     JUNE 30, 1996
                                                                               ----------------  ----------------
Cash flows from operating activities:
 Net income..................................................................     $    6,815        $    2,060
 Adjustments to reconcile net income to net cash used in operating activities:
   Depreciation..............................................................          6,998             8,171
   Amortization..............................................................         24,615            23,994
   Changes in assets and liabilities:
    Decrease in trade receivables............................................            361             4,042
    Increase in other current assets.........................................          1,909            (2,281)
    Decrease in trade accounts payable.......................................         (7,121)          (12,903)
    Decrease in accrued expenses.............................................        (15,352)           (2,228)
    Decrease in deferred revenues............................................        (31,214)          (23,963)
    Increase in deferred compensation........................................          5,712               127
    Decrease in accrued sports rights........................................        (37,281)          (38,151)
    Decrease in other, net...................................................         (4,643)           (4,659)
                                                                                    --------           -------
      Net cash provided from (used in) operating activities..................        (49,201)          (45,791)
                                                                                    --------           -------

Cash flows from investing activities:
 Capital expenditures........................................................         (6,292)           (1,920)
 Acquisition costs...........................................................         (4,528)           (7,615)
 Proceeds from sale of business..............................................             --            13,074
                                                                                    --------           -------
      Net cash provided from (used in) investing activities..................        (10,820)            3,539
                                                                                    --------           -------
Cash flows from financing activities:
 Borrowings, net under credit facilities.....................................         55,000            37,000
 Repayment of former credit facility.........................................       (278,000)               --
 Initial borrowings on new credit facilities.................................        799,000                --
 Debt issuance costs.........................................................        (17,658)               --
 Partner's capital contribution..............................................          3,332                --
 Redemption of partners' capital.............................................       (500,000)               --
                                                                                    --------           -------
      Net cash provided from financing activities............................         61,674            37,000
                                                                                    --------           -------
      Net increase/(decrease) in cash........................................          1,653            (5,252)
      Cash at beginning of period............................................            708            11,799
                                                                                    --------           -------
      Cash at end of period..................................................     $    2,361        $    6,547
                                                                                    --------           -------
                                                                                    --------           -------

 The accompanying notes are an integral part of these consolidated financial statements.

                          MADISON SQUARE GARDEN, L.P.

                Notes to Unaudited Interim Financial Statements
                            (Amounts in thousands)

Note 1:   Organization

    On March 10, 1995 (the "Acquisition Date"), MSG Holdings, L.P. ("Holdings"), a partnership among subsidiaries of Cablevision Systems Corporation ("Cablevision"), and ITT Corporation ("ITT") acquired the business and assets of Madison Square Garden Corporation from Viacom, Inc. in a transaction in which that corporation merged with and into Holdings. The name of Holdings was subsequently changed to Madison Square Garden, L.P. ("MSG" or the "Partnership").

    In February 1997, Cablevision made a cash payment to ITT of $168,750, which equalized their respective partnership interests.

    On June 17, 1997, MSG redeemed a portion of ITT's stake in the Partnership for $500 million ("ITT Redemption"). Simultaneously, with the ITT redemption, Cablevision contributed SportsChannel Associates ("SCNY") to the Partnership, with SCNY becoming a wholly-owned subsidiary of MSG. As a result of the aforementioned transactions, Cablevision's partnership interest increased to 89.8%, while ITT's partnership interest decreased to 10.2%. ITT has an option to require Cablevision to purchase its continuing 10.2 percent interest in the two years from June 17, 1997. Similarly, in three years, Cablevision has an option to purchase ITT's 10.2 percent interest should ITT choose not to exercise its option within that time frame.

    The ITT Redemption price was for an amount in excess of ITT's recorded partnership interest and accordingly the Partnership recorded Goodwill of approximately $172 million. In addition, the Partnership recorded adjustments to certain assets and liabilities, including certain broadcasting rights agreements, which were originally recorded by a subsidiary of Cablevision. The effect of these adjustments was an increase to Goodwill of approximately $70 million. The underlying analysis which forms the basis for these adjustments is preliminary and may change as evaluations are completed.

    In conjunction with the June 17, 1997, transaction MSG entered into a $850 million Term Loan and Revolving Credit Facility (the 'Credit Facility'; see Note 3).

                          MADISON SQUARE GARDEN, L.P.

                            (Amounts in thousands)


Note 2:   Basis of Presentation and Accounting Policies

    Basis of Presentation

    The accompanying financial statements have been prepared by MSG, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

    The financial information presented herein reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The interim financial statements and notes thereto should be read in conjunction with the December 31, 1996, audited financial statements of MSG included elsewhere herein. Certain prior period amounts have been reclassified to conform with the current presentation. The results for interim periods are not necessarily indicative of the results to be expected for the full year.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

    MSG operates in one business segment, namely sports entertainment. MSG encompasses the operations of the Madison Square Garden entertainment complex which includes the main arena, a theater and various events within the complex. The New York Knickerbockers Basketball Club, a member of the National Basketball Association, The New York Rangers Hockey Club, a member of the National Hockey League and Madison Square Garden Network, a regional sports network. SRO Motorsports and Miss Universe were sold in March 1996 and November 1996.


Intangible Assets

    Recoverability of goodwill and intangible assets is assessed regularly and impairments, if any, are recognized in operating results if a permanent dimunition in value were to occur based on an undiscounted cash flow analysis.

                          MADISON SQUARE GARDEN, L.P.

                            (Amounts in thousands)

Note 3:   Long-Term Debt and Financing Arrangements

    On June 6, 1997, the Partnership entered into the Credit Facility with various lending institutions. The Credit Facility consists of a $650 million Term Loan and a $200 million Revolving Credit Facility. The Term Loan is payable in 26 quarterly installments commencing on September 30, 1998. The Revolving Credit Facility expires December 31, 2004; amounts outstanding are payable at that time. Loans under the Credit Facility bear interest at current market rates plus a margin based on the Partnership's consolidated leverage ratio. The margins range from 0% to 2%.

    On June 17, 1997, the Partnership borrowed $799 million (the "initial borrowing") under the Credit Facility with $650 million borrowed under the Term Loan and $149 million under the Revolving Credit Facility. The proceeds of the initial borrowing were used to fund the ITT Redemption, repay the Partnership's existing long term debt and pay transaction costs. Deferred financing costs associated with the Credit Facility of approximately $17.7 million are being amortized over the term of the Credit Facility.

    As of June 30, 1997, outstanding debt under the Credit Facility consists of Term Loans of $650 million and Revolving Credit loans of $154 million. The loans bear interest at rates of 7.69% to 7.88%.


Note 4:   Subsequent Event

    On July 11, 1997, MSG entered into an agreement whereby a wholly owned subsidiary of MSG agreed to loan a broadcast content provider (borrower) $40 million (the 'Loan'). The Partnership has drawn on its existing credit facility and has entered into promissory notes for $20 million in order to finance the Loan. The Loan matures on November 1, 2011 and bears interest at a rate which approximates MSG's borrowing rate. The Loan is secured by certain assets of the borrower and a guarantee by an affiliate of the borrower.